                                                                    Exhibit 99.2

                            JOINT FILER INFORMATION

                 Item                                 Information
Name:                                   WFC Holdings, LLC
Address:                                420 Montgomery Street
                                        San Francisco, CA 94104

Date of Event Requiring                 December 31, 2008
Statement (Month/Day/Year):

Issuer Name and Ticker or               PIMCO NEW YORK MUNICIPAL INCOME
Trading Symbol:                         FUND II [PNI]

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One
                                        Reporting Person

Signature:                              WFC HOLDINGS, LLC

                                         By: /s/ Arthur C. Evans
                                             ------------------------
                                         Name: Arthur C. Evans
                                         Title: Designated Signer
                                         Date: September 11, 2018
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